WARNER-LAMBERT COMPANY
                    DIRECTORS' RETIREMENT PLAN


                    As Amended To June 1, 1995


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                      WARNER-LAMBERT COMPANY
                    DIRECTORS' RETIREMENT PLAN
                 (Effective as of January 1, 1986)

                             ARTICLE I
                          Purpose of Plan

     Section 1.1.  This Plan is established to attract and
retain Directors on the Board of Directors of the Company by providing such Directors with retirement income upon the terms and conditions set forth in this Plan.

                            ARTICLE II
                            Definitions

     Section 2.1. Whenever used herein, unless the context otherwise indicates, the following terms shall have the respective meaning set forth below:

     Annual Retainer Fee: The annual fee paid to or accrued by a Director for serving on the Board of Directors and exclusive of any other payments made by the Company or any of its subsidiaries or affiliates to the Director such as fees or other compensation paid to or accrued by a Director for attending meetings or serving on a committee of the Board of Directors or for serving as a consultant to the Company.

     Board Membership: The period of time during which the Director serves on the Board of Directors, regardless of whether occurring before or after January 1, 1986. Board Membership shall be cumulative for periods of service on the Board of Directors which are not consecutive.

     Board of Directors:  The Board of Directors of the
Company.

     Company: Warner-Lambert Company or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

     Company Pension: Any retirement or similar benefit provided under a plan, program or arrangement to which the Company or any of its subsidiaries or affiliates contributes or has contributed, whether directly or indirectly, other than the Plan or the Deferred Compensation Plan for Directors of Warner-Lambert Company.

     Director: Any member of the Board of Directors who is not an officer or employee of the Company or any of its subsidiaries or affiliates.

     Participant: Any Director who meets the requirements for participating in the Plan, as set forth in Article III hereof.


     Plan:  The Warner-Lambert Company Directors' Retirement
Plan, as set forth herein and as amended from time to time.

     Year of Board Membership: 365 days of Board Membership; provided, however, that in no event shall Board Membership from the date of one annual meeting of stockholders of the Company to the date of the next consecutive annual meeting of such stockholders be treated as less than one Year of Board Membership.

                            ARTICLE III
                           Participation

     Section 3.1. Each Director who is serving on the Board of Directors on January 1, 1986 shall become a Participant on January 1, 1986.

     Section 3.2. Each member of the Board of Directors who does not become a Participant under Section 3.1 shall become a Participant on the date he becomes a Director.

                            ARTICLE IV
                        Retirement Benefit

     Section 4.1. Except as provided in Section 4.2, each Participant who has completed five Years of Board Membership and whose Board Membership terminates on or after attaining age 70 shall receive an annual retirement benefit for his lifetime, payable in accordance with Article V and equal to his Annual Retainer Fee in effect immediately prior to his termination of Board Membership.

     Section 4.2. The retirement benefit payable under this Plan to any Director shall be reduced, but not below zero, by the annual value of any Company Pension to which such Director is entitled.

                             ARTICLE V
                         Manner of Payment

     Section 5.1. A Participant who is entitled to receive an annual retirement benefit under Article IV shall receive such benefit in single annual payments in the calendar year in which his Board Membership terminates and in each succeeding calendar year in which he is living on the anniversary date of such termination. The payment to be made in the calendar year in which his Board Membership terminates shall be made within sixty (60) days after such termination and any payment due with respect to a succeeding calendar year shall be made within sixty (60) days after the anniversary date of such termination.

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                            ARTICLE VI
                        Absence of Funding

     Section 6.1. The sole obligation of the Company to any Director under this Plan is a contractual obligation to make payments in accordance with the terms and conditions set forth in this Plan. The Company shall not be obligated to maintain any cash or other property as a separate trust for the payment of any Plan benefits to a Director. Any such benefits payable shall be paid by the Company directly out of its general assets or from a trust, if any, established by the Company in its sole discretion for the purpose of paying benefits under the Plan, the assets of which shall remain subject to the claims of the general creditors of the Company in the event of the Company's bankruptcy or insolvency, in accordance with the provisions of any such trust.

                            ARTICLE VII
                          Administration

     Section 7.1. The Plan shall be administered by the Board of Directors. Except as provided in Section 7.3, the presence of a quorum shall be determined in accordance with, and the transaction of any business hereunder shall be governed by, the By-Laws of the Company as then in effect.

     Section 7.2. The Board of Directors shall have full power to construe and interpret the Plan, to determine any and all questions arising under the Plan, including the right to remedy possible ambiguities, inconsistencies and omissions, and to establish and amend rules and regulations for its administration. All such determinations, constructions, interpretations, rules and regulations made pursuant to this
Section 7.2 shall be conclusive and binding upon the Company and all Directors.

     Section 7.3. No Director shall participate in, or be counted for purposes of the Plan toward the establishment of a quorum at a meeting involving, any decision or determination of the Board of Directors with respect to the Plan if such decision or determination will directly affect his entitlement to benefits under the Plan as an individual. Nothing in this
Section 7.3 shall preclude any Director from participating in, and being counted toward the establishment of a quorum at, any meeting involving any decision or determination of the Board of Directors with respect to the Plan that affects all Directors generally or a readily identifiable class of Directors of which he is or may be a member.

     Section 7.4.  The Board of Directors may delegate
administrative duties to such person or persons as it may determine.

     Section 7.5. No member of the Board of Directors nor any person to whom the Board of Directors has delegated responsibility pursuant to Section 7.4 shall be liable for any act or action, whether of commission or omission, taken by any member of the Board of Directors or any person having received responsibility pursuant to Section 7.4, or by any officer, agent or employee or by any investment advisor or financial institution appointed by any such person; nor, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

                           ARTICLE VIII
                          Death Benefits

     Section 8.1. Except as provided in Section 8.3, no death benefits shall be payable under the Plan.

     Section 8.2. No benefit shall be payable in respect of any Director whose Board Membership terminates by reason of death.

     Section 8.3. In the event that a Director entitled to receive a benefit payment with respect to a calendar year dies before receiving such payment, the payment shall be made within sixty (60) days after such death to the Director's spouse or, if the Director does not have a spouse, to the Director's estate.

                            ARTICLE IX
                           Miscellaneous

     Section 9.1. Neither the establishment of this Plan, nor any modification thereof, nor the payment of any benefits, shall be construed as giving to any Director or other person any legal or equitable right against the Company, or any officer or employee thereof, except as herein provided. All rights created under the Plan shall be unsecured contractual rights of the Directors against the Company. Under no circumstances shall participation in the Plan be construed to confer upon any Director the right to remain a member of the Board of Directors.

     Section 9.2. No benefit payable under the Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     Section 9.3. If any person entitled to a benefit hereunder shall be adjudicated a bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit, or if any attempt is made to subject any such benefit to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit, then such benefit shall, in the discretion of the Board of Directors, cease and terminate, and in that event the Board of Directors may cause such benefit, or any part thereof, to be held or applied for the benefit of such person, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Board of Directors shall determine.

     Section 9.4. If, for any reason, the Board of Directors shall determine that it is not desirable because of the incapacity of the person who shall be entitled to receive any payments hereunder, to make such payments directly to such person, the Board of Directors may apply such payment for the benefit of such person in any way that the Board of Directors shall deem advisable or may make any such payment to any third person who, in the judgment of the Board of Directors, will apply such payment for the benefit of the person entitled thereto. In the event of such payment the Company and the Board of Directors shall be discharged from all further liability for such payment.

     Section 9.5. This Plan shall be governed by the law of the State of New Jersey (regardless of the law that might otherwise govern under applicable New Jersey principles of conflict of laws).

     Section 9.6. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     Section 9.7. No loan shall be made by the Company to any person of any amount of his benefit hereunder or of any amount the security for which is his benefit hereunder.

     Section 9.8. Any benefit hereunder which is unclaimed, including outstanding checks, may, as determined by the Board of Directors, be forfeited.

                             ARTICLE X
                     Amendment and Termination

     Section 10.1. The Board of Directors shall have the right at any time or from time to time to modify, amend or terminate the Plan in whole or in part; provided, however, that no such modification, amendment or termination shall reduce the amount of any benefits payable under the Plan on the day thereof; and further provided, that following a Change in Control of the Company (as defined in Section 11.2 hereof), no modification or amendment shall be made without the consent of 90% of the Participants in the Plan, determined as of the date such Change in Control occurs. In no event, however, shall the Plan be terminated solely for the purpose of accelerating the payment of benefits hereunder.

                            ARTICLE XI
                     Effect of Certain Events

     Section 11.1. Notwithstanding anything to the contrary contained in this Plan, the provisions set forth in this Section shall apply following a Change in Control of the Company (as defined in Section 11.2 hereof):

     (a) a Participant who completes or has completed five Years of Board Membership shall be eligible to receive a retirement benefit under the Plan, payable in accordance with Article V, but commencing at the later to occur of his termination of Board Membership or his attainment of age 70, and

     (b) as soon as practicable after a Participant has satisfied the requirements set forth in (a) above (whether or not such Participant has terminated his Board Membership), or upon such Change in Control with respect to a Participant who has completed five Years of Board Membership at the time of such Change in Control, the Company shall furnish to such Participant a letter which acknowledges the right of such Participant to receive, and the obligation of the Company to provide, benefits in accordance with the provisions of this Plan. The Company shall furnish a similar letter to each Participant who is receiving a retirement benefit pursuant to Article IV hereof. The aforementioned letters shall constitute enforceable contracts with the Company.

     Section 11.2. For purposes hereof, a "Change in Control of the Company" shall be deemed to have occurred (i) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation, or (iii) the composition of the Board at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), "Continuity Directors" means those members of the Board who either (a) were directors at the beginning of such consecutive twenty-four (24) month period, or (b)(1) filled a vacancy during such twenty-four
(24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period.

ARTICLE XII
Cessation of Pension Accruals

     Section 12.1.  No Director who joins the Board after May
31, 1995, shall become a Participant in the Plan.

     Section 12.2.  Effective January 1, 1996, with respect to
Directors who have at least five years of Board membership:

     (a) the present value of each Director's earned pension benefit shall be transferred to the Director's account in the deferred fee program under the 1992 Stock Plan, in accordance with the election of the Director; and

     (b)  participation in this Plan shall cease.

     Section 12.3.  Effective upon the completion of five
years of Board membership with respect to Directors who are not described in Section 12.2:

     (a) the present value of each Director's earned pension benefit (as of January 1, 1996) shall be transferred to the Director's account in the deferred fee program under the 1992 Stock Plan, in accordance with the election of the Director; and

     (b)  participation in this Plan shall cease.


                               WARNER-LAMBERT COMPANY